Exhibit 21

ITEM 14  (C)
SUBSIDIARIES OF THE REGISTRANT

         As of December 31, 2000, Registrant had the following active direct or indirect subsidiaries, all of which were wholly owned (except as noted),


                                                          State or Jurisdiction
                                                             Incorporation
                                                     --------------------------
American Bank Note Company..................................     New York
ABN Investments, Inc........................................     Delaware
   ABN Equities, Inc........................................     Delaware
     American Bank Note Company Grafica e Servicos Ltda
          (owned 77.5%).....................................     Brazil
            Gemplus Banknote Ltda (owned 50%)...............     Brazil
American Banknote Australasia Holdings, Inc.................     Delaware
   ABN Australasia Limited..................................     Australia
     ABN Australasia Holdings Pty Ltd.......................     Australia
            Leigh Mardon Payment Systems Pty Ltd                 Australia
            ABN Australasia Ltd.
                  (d/b/a Leigh Mardon Group)................     Australia
            American Banknote New Zealand Limited...........     New Zealand
     American Banknote Pacific Pty Ltd.......................    Australia
ABN CBA, Inc..................................................   Delaware
   ML&C Pty Ltd...............................................   Australia
ABN South America, Inc........................................   Delaware
   Compania Radilur S.A.......................................   Uruguay
     Transtex S.A.............................................   Argentina
ABN Government Services, Inc..................................   Delaware
   Sati B.V...................................................   Netherlands
     CPS Technologies S.A.....................................   France